UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (833) 374-7282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2018, Diversified Restaurant Holdings, Inc. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“ Nasdaq ”) stating that, for the prior 30 consecutive business days (through June 21, 2018), the market value of the Company’s listed securities (“ MVLS ”) had been below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). The notification letter stated that the Company would be afforded 180 calendar days (until December 19, 2018) to regain compliance. In order to regain compliance, the Company’s MVLS must remain at $35 million or more for a minimum of ten consecutive business days. The notification letter also states that in the event the Company does not regain compliance within the 180 day period, the Company’s securities may be subject to delisting and that, at that time, the Company may appeal the delisting determination to a Hearings Panel.

The Nasdaq notification has no effect at this time on the listing of the Company’s common stock and the stock will continue to trade uninterrupted under the symbol “SAUC”. The Company intends to consider all available options to regain compliance with the Nasdaq listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated:	June 28, 2018	By:	/s/ Phyllis A. Knight
		Name:	Phyllis A. Knight
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)